                                                                    EXHIBIT 4.4

================================================================================

                            W. R. GRACE & CO.-CONN.,
                                    Issuer,

                               W. R. GRACE & CO.,
                                   Guarantor,

                              GRACE HOLDING, INC.

                                      AND

                             BANKERS TRUST COMPANY,
                                    Trustee

                                 -------------

                             SUPPLEMENTAL INDENTURE

                         Dated as of September 24, 1996

                                 -------------

                           GUARANTEED DEBT SECURITIES


                                 -------------

           Supplemental to Indenture Dated as of September 29, 1992.

================================================================================

     SUPPLEMENTAL INDENTURE, dated as of September 24, 1996 (the Supplemental Indenture"), among W. R. GRACE & CO.-CONN., a Connecticut corporation (hereinafter called the "Company"), W. R. GRACE & CO., a New York corporation (hereinafter after called "Grace New York"), GRACE HOLDING, INC., a Delaware corporation (hereinafter called "Grace Holding"), and BANKERS TRUST COMPANY, a New York banking corporation (hereinafter called the "Trustee").

                              W I T N E S S E T H

     WHEREAS, the Company, as issuer, Grace New York, as guarantor, and the Trustee, as trustee, have heretofore entered into an indenture, dated as of September 29, 1992 (herein called the "Indenture") providing for the issuance of debt securities in series (herein called the "Notes"), a portion of which are currently outstanding; and

     WHEREAS, Grace Holding is a wholly owned subsidiary formed by Grace New York for the purpose of becoming sole shareholder of the Company pursuant to and upon completion of the NMC Separation (as defined in Section 1.02 of this Supplemental Indenture); and

     WHEREAS, Grace Holding hereby desires to assume the obligations of the Guarantor under the Indenture; and

     WHEREAS, pursuant to and upon completion of the NMC Separation, Grace Holding will change its name to W. R. Grace & Co., and Grace New York will cease to have any ownership interest in the Company, become a subsidiary of Fresenius AG and change its name to Fresenius National Medical Care, Inc.; and

     WHEREAS, upon completion of the NMC Separation, Grace Holding desires to succeed to and be substituted for Grace New York under the Indenture; and

     WHEREAS, the Company, Grace New York, Grace Holding and the Trustee desire to enter into a supplemental indenture pursuant to the terms of Section 801 of the Indenture.

     NOW, THEREFORE, for and in consideration of the sum of one dollar, of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed among the Company, Grace New York, Grace Holding and the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                  ARTICLE ONE

                          DEFINITIONS OF CERTAIN TERMS

     Section 1.01. Capitalized terms used in this Supplemental Indenture that have not otherwise been defined herein shall have the meanings assigned thereto in the Indenture.

     Section 1.02. For purposes of Section 5.01 of this Supplemental Indenture, "NMC Separation" shall mean the transaction in which all of the following occur: (a) National Medical Care, Inc., a wholly owned indirect subsidiary of the Company ("NMC"), will become a direct subsidiary of the Company, (b) NMC will enter into new bank borrowings and use a portion of the proceeds therefrom, together with other available funds, to repay intercompany debt and make cash distributions to the Company, and will separately refinance debts and obligations previously reflected on the Company's financial statements, in an aggregate amount of approximately $2.3 billion, (c) the Company will distribute the stock of NMC to Grace New York, (d) Grace New York will contribute the stock of the Company to Grace Holding, and (e) Grace New York will distribute to its public shareholders the stock of Grace Holding.

                                 ARTICLE TWO

              ASSUMPTION OF PAYMENT, PERFORMANCE AND OBSERVANCE

     Section 2.01. Grace Holding hereby expressly assumes the due and punctual payment of the Guarantees and the performance of every covenant of the Indenture on the part of the Guarantor to be performed or observed thereunder.

                                 ARTICLE THREE

                  PARTICULAR REPRESENTATIONS OF GRACE HOLDING

     Section 3.01. Grace Holding represents that it is a corporation duly organized and existing under the laws of the State of Delaware.

     Section 3.02. Grace Holding represents that immediately after the consummation of the actions contemplated by this Supplemental Indenture, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

                                  ARTICLE FOUR

                        REPRESENTATION OF THE GUARANTOR

     Section 4.01. The Guarantor represents that the NMC Separation shall not cause any Principal Facility of the Guarantor or any Restricted Securities owned by the Guarantor immediately prior to the NMC Separation to become or be subject to any Lien, other than a Lien, which could be created pursuant to Section 1008 of the Indenture, without equally and ratably securing the Notes or the Guarantees.

                                  ARTICLE FIVE

                          SUCCESSION AND SUBSTITUTION

     Section 5.01. Upon the completion of the NMC Separation, and the delivery to the Trustee of an Officers' Certificate of Grace Holding to such effect, Grace Holding automatically without further act will succeed to and be substituted for Grace New York as the "Guarantor" under the Indenture, with the same effect as if Grace Holding had been named in the Indenture as the Guarantor, and, as provided in Section 802 of the Indenture, Grace New York shall be relieved of any further obligation under the Indenture.

     Section 5.02. Upon the succession and substitution of Grace Holding referred to in Section 5.01 hereof, the Indenture shall be deemed to be modified and amended in accordance with this Supplemental Indenture and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Company, Grace Holding, the Trustee, and the holders of the Notes shall thereafter be determined, exercised and enforced thereunder subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

                                 ARTICLE SIX

                                MISCELLANEOUS

     Section 6.01. Any request, demand, notice or other communication to Grace Holding in connection with the Indenture, as supplemented, shall be sufficient for every purpose hereunder if in writing and mailed, first class postage paid, to Grace Holding addressed as follows:

                      Grace Holding, Inc.
                      One Town Center Road
                      Boca Raton, Florida  33486-1010

                      Attention:  Treasurer

or to any other address hereafter furnished in writing to the Trustee by Grace Holding for such purpose.

     Section 6.02. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

     Section 6.03. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.




(CORPORATE SEAL)                       W. R. GRACE & CO.-CONN.
ATTEST:

                                       By
-------------------                    -----------------------
Assistant Secretary



(CORPORATE SEAL)                       GRACE HOLDING, INC.
ATTEST:

                                       By
-------------------                    -----------------------
Assistant Secretary



(CORPORATE SEAL)                       W. R. GRACE & CO.
ATTEST:

                                       By
-------------------                    -----------------------
Assistant Secretary




(CORPORATE SEAL)                       BANKERS TRUST COMPANY
ATTEST:


                                       By
-------------------                    -----------------------
Trust Officer